                                                        Other Exhibits-Exhibit 6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated February 5, 2001, with respect to the financial statements of American General Life Insurance Company included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, Nos. 333-65170 and 811-08561) of American General Life Insurance Company Separate Account VL-R filed with the Securities and Exchange Commission.



                                    /s/  ERNST & YOUNG LLP
                                    ----------------------


Houston, Texas
October 9, 2001